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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34734) pertaining to the Cameron Iron Works USA, Inc. Savings-Investment Plan for Hourly Employees of our report dated June 10, 1994, with respect to the financial statements and schedules of the Cameron Iron Works USA, Inc. Savings-Investment Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1993.





Houston, Texas
June 27, 1994                                             /s/ Ernst & Young